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EXHIBIT 23.4


                     CONSENT OF JOHNSON, MILLER & CO.
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We hereby consent to the use in the S-1 Registration Statement of Allis-Chalmers Energy Inc. of our report dated February 5, 2005 relating to the financial statements of Downhole Injection Services, LLC as of November 30, 2004 and December 31, 2003 and for the eleven months ended November 30, 2004 and the year Ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                             /s/ JOHNSON, MILLER & CO.
                                             -------------------------

Johnson, Miller & Co.
Midland, Texas

August 12, 2005